UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GulfSlope Energy, Inc.

(Name of Registrant as Specified In Its Charter)

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GULFSLOPE ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 30, 2022

We hereby give notice that the Annual Meeting of Stockholders of GulfSlope Energy, Inc. (“we,” “us” and the “Company”) will be held on September 30, 2022, at 10:00 a.m. Central Time, at 1000 Main Street, Suite 2300, Houston, Texas 77002, for the following purposes:

(1)	To elect three directors;
(2)	To ratify the selection of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2022;
(3)	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock of the Company from 1,500,000,000 to 3,000,000,000;
(4)	To approve an amendment to our certificate of incorporation to effect one or a series of reverse splits of our common stock at a ratio of not less than 1-for-2 and not greater than 1-for-200, with the exact ratio to be set within such range in the discretion of our board of directors, without further approval or authorization of stockholders;
(5)	To approve an amendment to our certificate of incorporation that eliminates reference to the classification of the board of directors into classes with staggered terms;
(6)	To approve a non-binding advisory resolution on executive compensation;
(7)	To vote on whether advisory votes on executive compensation should occur every one, two or three years; and
(8)	To transact such other business as may properly come before the meeting.

Under Delaware law, only stockholders of record on the record date, which is August 12, 2022, are entitled to notice of and to vote at the Annual Meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

Due to the public health impact of the novel coronavirus disease (“COVID-19”) outbreak, any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. We reserve the right to take any additional precautionary measures deemed appropriate in relation to the meeting and access to the meeting premises. As a result of the public health and travel risks and concerns due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. If we take this step, we will announce any changes in advance in a press release available on our website (gulfslope.com) and filed with the Securities and Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.

Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

August [•], 2022	John N. Seitz
Chief Executive Officer and Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held September 30, 2022.

The proxy statement, form of proxy card and annual report are available at: www.gulfslope.com

GULFSLOPE ENERGY, INC.

1000 Main Street, Suite 2300

Houston, Texas 77002

PROXY STATEMENT

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. Proxies are being solicited on behalf of the Board of Directors of GulfSlope Energy, Inc. This proxy statement and accompanying form of proxy card will be sent on or about August [•], 2022 to stockholders entitled to vote at the Annual Meeting. The cost of the solicitation of proxies will be paid by us. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by our officers and other employees.

Annual Report on Form 10-K. A copy of our annual report on Form 10-K for the year ended September 30, 2021, as filed with the Securities and Exchange Commission, has been mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, we request that you date and execute the enclosed proxy card and return it in the postage-paid return envelope. If your shares are held in “street name” through a brokerage, bank or other institution, telephone and internet instructions are also provided on the proxy card you receive. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Because most large brokerage firms are NYSE member organizations, these rules affect almost all public companies and not just those listed on the NYSE. A broker is not entitled to vote the shares unless the beneficial owner has given instructions with respect to the election of directors (Proposal 1). Additionally, a broker is not entitled to vote uninstructed shares on matters relating to executive compensation, including the vote to approve a non-binding resolution on executive compensation (Proposal 6) and the vote on how often the advisory votes on executive compensation should occur (Proposal 7). With respect to the ratification of the selection of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm (Proposal 2), the amendment to our certificate of incorporation to increase our authorized common stock (Proposal 3), the authorization of our board of directors to effect a reverse stock split of all our outstanding common stock at its discretion (Proposal 4), and the amendment to our certificate of incorporation that eliminates reference to the classification of the board of directors into classes with staggered terms (Proposal 5), a broker will have discretionary authority to vote the shares of common stock if the beneficial owner has not given instructions.

Revocation of Proxies. The proxy may be revoked by the stockholder at any time before a vote is taken by notifying our President in writing at the address of GulfSlope Energy, Inc. given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the Annual Meeting and voting in person.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election of the director nominees as proposed (Proposal 1), for the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending September 30, 2022 (Proposal 2), for the amendment to our certificate of incorporation to increase our authorize common stock (Proposal 3), for the authorization of our board of directors to effect a reverse stock split of all our outstanding common stock at its discretion (Proposal 4), for the amendment to our certificate of incorporation that eliminates reference to the classification of the board of directors into classes with staggered terms (Proposal 5), for the vote to approve a non-binding resolution on executive compensation (Proposal 6) and for holding advisory votes on executive compensation every three years (Proposal 7). The board of directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail will be voted in accordance with the judgment of the persons named as proxies.

Quorum. The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting.

Required Vote. A plurality of the common stock present in person or represented by proxy at the Annual Meeting will elect as directors the nominees proposed (Proposal 1). The ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the current fiscal year (Proposal 2) and the vote to approve a non-binding resolution on executive compensation (Proposal 6) requires the affirmative vote of a majority of the votes cast by the common stock present in person or represented by proxy. A plurality of the votes present in person or by proxy will determine the stockholders selection on the frequency of advisory resolutions on executive compensation (Proposal 7). The amendment to our certificate of incorporation to increase our authorize common stock (Proposal 3), the authorization of our board of directors to effect a reverse stock split of all our outstanding common stock at its discretion (Proposal 4) and the amendment to our certificate of incorporation that eliminates reference to the classification of the board of directors into classes with staggered terms (Proposal 5), requires the affirmative vote of a majority of our outstanding common stock entitled to vote. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Record Date. The close of business on August 12, 2022 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. As of August 12, 2022, there were 1,268,240,346 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held.

No Dissenters’ Rights. Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Under our bylaws, the board of directors consists of at least one director and may consist of such number of directors as may be fixed from time to time by action of the board of directors. Directors are elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. At our annual meeting of stockholders held in 2014, stockholders approved adoption of an amendment to our certificate of incorporation to classify the board of directors into three classes with staggered terms, the implementation of which was to commence with the 2015 annual meeting of stockholders. We did not hold a subsequent annual meeting of stockholders until 2018, however, and the staggered board classifications were never implemented. For this and other reasons, the board has determined it to be in the best interest of stockholders to amend our certificate of incorporation to eliminate reference to the classification of the board of directors into classes with staggered terms (see Proposal 5).

Presently, the board of directors consists of three members. Our Governance and Nominating Committee recommended to the board of directors the nomination of three nominees, and our board of directors approved and recommends to stockholders the election of these three nominees to serve on the board. These nominees are John N. Seitz, Paul L. Morris and Richard S. Langdon. All three of the nominees presently serve as members of our board of directors. There are no family relationships among any of our directors, director nominees or executive officers.

The persons named in the enclosed Proxy (“Proxy”) have each been selected by the board of directors to serve as proxy and will vote the shares represented by valid proxies at the Annual Meeting and adjournments thereof. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Each duly elected director will hold office until his successor shall have been elected and qualified. Although our board of directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the board of directors.

Information Regarding Nominees

The names of the nominees for election to the board, their principal occupations and certain other information follow:

John N. Seitz – age 70 – Mr. Seitz has served as the Company’s chief executive officer and chairman of the board and director since May 31, 2013, and served as a consultant to the Company from March 2013 through May 2013. Prior to joining the Company, Mr. Seitz held positions of increasing responsibility at Anadarko Petroleum Corporation (NYSE: APC), serving most recently as a director and as president and chief executive officer until 2003. Mr. Seitz serves on the board of directors of ION Geophysical Corporation (NYSE: IO). Mr. Seitz is a Certified Professional Geological Scientist from the American Institute of Professional Geologists and a licensed professional geoscientist with the State of Texas. Mr. Seitz has also served as a trustee for the American Geological Institute Foundation. In 2000, the Houston Geological Society honored Mr. Seitz as a “Legend in Wildcatting,” and he is a member of the All American Wildcatters. Mr. Seitz holds a Bachelor of Science degree in Geology from the University of Pittsburgh, a Master of Science degree in Geology from Rensselaer Polytechnic Institute, and has completed the Advanced Management Program at the Wharton School.

Richard S. Langdon. – age 72 – Richard S. Langdon has served as a director of the Company since March 2014. Mr. Langdon is currently the chief executive officer, president and chief financial officer of Altamont Energy, Inc., a privately held exploration and production company formed in April 2018. Mr. Langdon served as the president, chief executive officer and outside director of Badlands Energy, Inc. and its predecessor entity, Gasco Energy, Inc. from May 2013 and Debtor-in Possession since August 2017 to October 2018 (the company filed for Chapter XI bankruptcy on August 11, 2017). Prior to assuming the President and CEO role, Mr. Langdon had served as a Gasco Energy Inc. outside board member from 2003 to October 2018. Mr. Langdon serves as a member of the board of managers of Evolve Transition Infrastructure GP, LLC, and is a member of its Audit, Nominating and Corporate Governance and Conflicts Committees. Mr. Langdon was the president and chief executive officer of KMD Operating Company, LLC (“KMD Operating”), and its predecessor entity, Matris Exploration Company LP (“Matris Exploration”), both privately held exploration and production companies, from July 2004 through December 2015. Mr. Langdon was executive vice president and chief operating officer of KMD Operating, from August 2009, until the merger of Matris Exploration into KMD Operating in November 2011. From 1997 until 2002, Mr. Langdon served as executive vice president and chief financial officer of EEX Corporation, a publicly traded exploration and production company that merged with Newfield Exploration Company in 2002. Prior to that, he held various positions with the Pennzoil Companies from 1991 to 1996, including executive vice president - International Marketing - Pennzoil Products Company; senior vice president - Business Development - Pennzoil Company and senior vice president - Commercial & Control - Pennzoil Exploration & Production Company. Mr. Langdon graduated from the University of Texas at Austin with a Bachelor of Science degree in Mechanical Engineering in 1972 and a Masters of Business Administration in 1974.

Paul L. Morris. – age 80 – Mr. Morris has served as a director of the Company since March 2014. Mr. Morris founded Elk River Resources, LLC in August 2013 to explore and develop oil and gas potential in the oil-producing regions of the southwest United States. Mr. Morris served as chairman and chief executive officer of Elk River Resources since inception to November 2020. Prior to Elk River Resources, Mr. Morris served as president and chief executive officer from 1988 to September 2013 of Wagner & Brown, Ltd., an independent oil and gas company headquartered in Midland, Texas. With Wagner & Brown, Mr. Morris oversaw all company operations, including exploration and production activities, in eight states as well as in France, England and Australia. Mr. Morris also oversaw affiliates involved in natural gas gathering and marketing, crude oil purchasing and reselling, pipeline development, construction and operation, and compressed natural gas (CNG) design, fabrication and operations. Mr. Morris served as president of Banner Energy from 1981 until 1988. Mr. Morris graduated from the University of Cincinnati with a Bachelor of Science degree in Mechanical Engineering in 1964. Mr. Morris has also completed the Executive Management Program in the College of Business Administration of Penn State University.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE NOMINEES LISTED ABOVE.

Information Regarding Executive Officers

Executive officers are appointed to serve at the discretion of the board. Our current executive officers are as follows:

Name	Age	Title
John N. Seitz	70	Chairman, Chief Executive Officer
John H. Malanga	54	Chief Financial Officer

John H. Malanga. Mr. Malanga has served as chief financial officer since July 2014 and is responsible for leading the financial function of the organization, overseeing strategic planning and analysis, accounting and reporting, treasury, tax, audit and risk management. From 2005 to 2014, Mr. Malanga worked as a senior investment banker with the energy firms of Weisser, Johnson & Co. and Sanders Morris Harris Inc. Mr. Malanga began his investment banking career with Jefferies & Co. Over his career, he has participated in capital markets, mergers and acquisitions, and financial advisory transactions with particular emphasis on providing strategic and financial advice to emerging growth companies. Mr. Malanga holds a Bachelor of Science in Economics from Texas A&M University and a Master in Business Administration with a concentration in finance from Rice University.

See “Information Regarding Nominees” above for biographical information of Mr. Seitz.

CORPORATE GOVERNANCE MATTERS

Meetings of the Board

All directors are expected to make every effort to attend meetings of the board, meetings of any board committees on which such director serves, and annual meetings of stockholders. The board of directors held five meetings during the fiscal year ended September 30, 2021. The board of directors currently has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. During the fiscal year ended September 30, 2021, the Audit Committee held five meetings, the Compensation Committee held four meetings, and the Governance and Nominating Committee held five meetings. Of our incumbent directors, during the year ended September 30, 2021, all attended no fewer than 75 percent of (i) the total number of meetings of the board of directors (including consents to action in lieu of a meeting) held during the period for which he has been a director, and (ii) the total number of meetings held by all committees of the board on which he served during the periods that he served. All of our incumbent directors attended the 2018 annual meeting of stockholders.

Director Independence

We currently have two independent directors on our board, Paul L. Morris and Richard S. Langdon. The definition of “independent” used herein is arbitrarily based on the independence standards of The NASDAQ Stock Market LLC. The board performed a review to determine the independence of Messrs. Morris and Langdon and made a subjective determination as to each of these directors that no transactions, relationships or arrangements exist that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of GulfSlope Energy, Inc. In making these determinations, the board reviewed information provided by these directors with regard to each individual’s business and personal activities as they may relate to us and our management.

Audit Committee

We maintain a separately-designated standing audit committee. The Audit Committee currently consists of our two independent directors, Paul L. Morris and Richard S. Langdon. The board of directors has determined that Mr. Langdon is an audit committee financial expert as defined in Item 5(d)(5) of Regulation S-K. The primary purpose of the Audit Committee is to assist the board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the independent auditors’ qualifications and independence. The Audit Committee meets privately with our management and with our independent registered public accounting firm and evaluates the responses by our management both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Our Audit Committee has reviewed and discussed our audited financial statements for the year ended September 30, 2021 with our management.

A copy of the Audit Committee Charter can be found in our website at www.gulfslope.com. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties. All members of the Audit Committee will be independent. The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal accounting.

Report of the Audit Committee

The Audit Committee’s role in the Company’s corporate governance is summarized above. Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the period ended September 30, 2021, with the Company’s management and has discussed with Pannell Kerr Forster of Texas, P.C. the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in AS 1301. In addition, Pannell Kerr Forster of Texas, P.C. has provided the Board the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in AS 1301, and the Board has discussed with Pannell Kerr Forster of Texas, P.C. their independence.

The members of the Audit Committee are not engaged professionally in rendering, auditing or accounting services on behalf of the Company nor are they Company employees. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.

Based on such reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended September 30, 2021, with the SEC.

/s/ Richard S. Langdon	/s/ Paul L. Morris
Richard S. Langdon	Paul L. Morris

All information within this “Audit Committee” section of the proxy statement, including but not limited to the Report of the Audit Committee, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101) or to the liabilities of section 18 of the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Compensation Committee

The Compensation Committee discharges the responsibilities of our board of directors relating to compensation of our directors and executive officers, and meets regularly without management’s presence. Under its charter, the Compensation Committee fulfills its general responsibilities by: (a) reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer; (b) evaluating the chief executive officer’s performance in light of those goals and objectives; (c) making recommendations to our board of directors with respect to chief executive officer, director, and executive officer compensation, incentive and equity-based compensation plans; (d) producing a committee report on executive compensation; and (e) conducting an annual performance evaluation of itself. This committee also administers our equity-based compensation plan and is given absolute discretion to, among other things, construe and interpret the plan; to prescribe, amend and rescind rules and regulations relating to the plan; to select the persons to whom plan awards will be given; to determine the number of shares subject to each plan award; and to determine the terms and conditions to which each plan award is subject. The members of this committee are Messrs. Morris and Langdon, each of whom is independent. The Compensation Committee also has the authority to obtain advice and assistance from external advisors, including compensation consultants, although the Compensation Committee did not elect to retain a compensation consultant to assist with determining executive compensation during the present fiscal year. A copy of the Compensation Committee Charter can be found in our website at www.gulfslope.com.

Governance and Nominating Committee

Under its charter, the Governance and Nominating Committee assists our board of directors by: (a) identifying individuals qualified to become directors consistent with criteria approved by the board; (b) selecting or recommending that the board select the director nominees for the next annual meeting of stockholders; (c) developing and recommending to the board a set of corporate governance principles applicable to us that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory, or other requirements; (d) monitoring and reviewing any other corporate governance matters which the board may refer to this committee; and (e) overseeing the evaluation of the board and management. The members of this committee are Messrs. Morris and Langdon, each of whom is independent. A copy of the Governance and Nominating Committee Charter can be found in our website at www.gulfslope.com.

Compensation Committee Interlocks and Insider Participation

Currently, no member of our Board’s Compensation Committee has served as an officer or employee of the Company. None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s board of directors or Compensation Committee. No member of the Company’s board of directors is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

The Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The board of directors believes that establishing the right “tone at the top” and that full and open communication between executive management and the board of directors are essential for effective risk management and oversight.

The board of directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. These committees will then provide reports to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession planning and compensation, compliance, and other risks. The board of directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee will meet in executive session with key management personnel and representatives of outside advisors as appropriate.

Board/Committee	Primary Areas of Risk Oversight
Full Board of Directors	Strategic, financial and execution risks and exposures associated with our business strategy, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, mergers and acquisition activities and related integration matters, and divestitures.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, our programs and policies relating to legal compliance and strategy, and financial infrastructure.

Nominating and Governance Committee	Risks and exposures associated with director and management succession planning, corporate compliance and ethics, corporate governance, and overall board effectiveness, including appropriate allocation of responsibility for risk oversight among the committees of the Board.

Compensation Committee	Risks and exposures related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements, including incentive plans. We have determined that it is not reasonably likely that compensation and benefit plans would have a material adverse effect on the Company.

Code of Ethics

We have adopted a written code of ethics and whistleblower policy (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our Code of Ethics is available on our website at www.gulfslope.com.

Director Nomination Process

Director Qualifications. Our Nominating and Governance Committee has not formally established any specific qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. However, we seek board members who are highly qualified individuals with diverse backgrounds, have an understanding of the Company’s business and industry on a technical level, have good judgment and skills and have depth and breadth of professional experience or other background characteristics.

Identifying Nominees. The Nominating and Governance Committee, on a periodic basis, will solicit ideas for possible candidates from members of the board of directors, executive officers and individuals personally known to members of the board of directors. In addition, the Nominating and Governance Committee is authorized to use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). Prospective candidates recommended by stockholders are also considered (as discussed below).

Stockholder Nominations. Our Nominating and Governance Committee will consider director nominees recommended by stockholders. Pursuant to the charter of our Nominating and Governance Committee, any candidates recommended by stockholders will be reviewed and evaluated against the same criteria applicable to the evaluation of candidates proposed by our directors, executive officers, third-party search firms or other sources.

Review of Director Nominees. In evaluating proposed director candidates, the Nominating and Governance Committee may consider, in addition to any minimum qualifications and other criteria for board of directors’ membership approved by the board of directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the proposed director candidate’s understanding of the Company’s business and industry on a technical level, his or her judgment and skills, his or her depth and breadth of professional experience or other background characteristics, his or her independence, his or her willingness to devote the time and effort necessary to be an effective board member, and the needs of the board of directors. We do not have a policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Governance Committee takes into account diversity in professional experience, skills and background, and diversity in race and gender, in considering prospective director nominees and committee appointments and planning for director succession. The Nominating and Governance Committee considers at least annually, and recommends to the board of directors suggested changes to, if any, the size, composition, organization and governance of the board of directors and its committees.

Stockholder Communications

The board welcomes communications from our stockholders, and maintains a process for stockholders to communicate with the board. Stockholders who wish to communicate with the board may send a letter to Corporate Secretary, at 1000 Main Street, Suite 2300, Houston, Texas 77002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters should identify the author as a security holder. All such letters will be reviewed by the Secretary and submitted to the entire board no later than the next regularly scheduled board meeting. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2023 annual stockholders meeting should follow the procedures specified under “PROPOSALS FOR NEXT ANNUAL MEETING” in this proxy statement.

COMPENSATION DISCUSSION

Compensation to Officers of the Company

The following tables contain compensation data for our named executive officers for the fiscal years ended September 30, 2021 and 2020:

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Stock Option Awards	All Other Compensation	Total
John N. Seitz(1)	2021	$—	$—	$—	$—	$—	$—
CEO	2020	—	—	—	—	—	—

John H. Malanga	2021	150,000	—	—	34,100	—	184,100
CFO	2020	71,250	—	—	262,000	—	333,250

(1)	Mr. Seitz is not currently receiving or accruing any compensation as of the date of this Proxy Statement.

Employment and Consulting Arrangements

Not applicable.

Compensation Policies and Practices as they Relate to the Company’s Risk Management

Not applicable.

Director Compensation

In January of 2017, the Company’s nonemployee directors were each awarded 2,500,000 stock options for the Company’s stock at an exercise price of $0.0278 per share, 50% vested in January 2017 and 50% vested in January of 2018. The stock options will expire in January 2024. In June of 2018, the Company’s nonemployee directors were each awarded 4,500,000 stock options for the Company’s stock at an exercise price of $0.075 per share, 1.5 million vested in June 2018, and 1.5 million vested in June 2019 and 1.5 million vested in June 2020. The stock options will expire in December 2025. In January 2021, the Company’s nonemployee directors were each awarded 5,000,000 stock options for the Company’s stock at an exercise price of $0.004 per share, 2.5 million vested in July 2021, and 2.5 million vested in January 2022. The stock options will expire in December 2025.

Grants of Plan-Based Awards

The Company stockholders approved the 2018 Omnibus Incentive Plan in May of 2018. Restricted stock and stock option awards made after this date, to executives, employees, and directors were made pursuant to the plan.

Outstanding Equity Awards at Fiscal Year End

In October 2013, two million stock options were awarded with an exercise price of $0.12 and have an expiration of October 2023. In January 2017, 28.5 million stock options were awarded to GulfSlope Energy executives and employees and five million to directors. The exercise price of the stock options is $0.0278 and they expire in January 2024. In May 2018, 0.5 million stock options were awarded to an employee, the exercise price is $0.065 and they expire in December 2025. In June 2018, 67.5 million stock options were awarded to GulfSlope Energy executives, employees, consultants and directors. The exercise price of the stock options is $0.075 and they expire in December 2025. On January 2, 2019, the Company issued 1 million stock options to a former employee and consultant. The exercise price of the stock options is $0.045 and they expire in December 2025. All of the 2013 through 2019 stock option awards are fully vested. In January 2021, 41.5 million stock options were awarded to GulfSlope Energy executives, employees, consultants and directors. The exercise price of the options is $0.004 per share and 50% of the options vested in July 2021 and 50% vested in January 2022. The expiration date of the options is December 31, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended September 30, 2021, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended September 30, 2021.

Related Person Transactions

During April 2013 through September 2017, the Company entered into convertible promissory notes whereby it borrowed a total of $8,675,500 from John Seitz, the chief executive officer (“CEO”). The notes are due on demand, bear interest at the rate of 5% per annum, and $5,300,000 of the notes are convertible into shares of common stock at a conversion price equal to $0.12 per share of common stock (the then offering price of shares of common stock to unaffiliated investors). As of September 30, 2021 and 2020, the total amount owed to John Seitz is $8,675,500. This amount is included in loans from related parties within the condensed balance sheets. There was approximately $2.96 million and $2.52 million, respectively, of unpaid interest associated with these loans included in accrued interest payable within the balance sheet as of September 30, 2021 and 2020.

On November 15, 2016, a family member of the CEO entered into a $50,000 convertible promissory note with associated warrants under the same terms received by other investors (see Note 7).

Domenica Seitz CPA, who is related to the CEO, has provided accounting services to the Company, as a consultant and beginning October 2020 as an employee. During the years ended September 30, 2021 and 2020, the services provided were valued at approximately $75,000 and $60,000, respectively. The amount owed to this related party totals approximately $346,000 as of September 30, 2021 and 2020, respectively. The Company has accrued these amounts, and they have been reflected in related party payable in the September 30, 2021 and 2020 financial statements.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number and percentage of outstanding shares of common stock owned by: (a) each of our directors; (b) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (c) the named executive officers as defined in Item 402 of Regulation S-K; and (d) all current directors and executive officers, as a group. As of August 12, 2022, there were 1,268,240,346 shares of common stock deemed issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address for each of the beneficial owners is the Company’s address.

Named Executives Officers and Directors	Beneficially Owned Shares of Common Stock	Percentage of Beneficially Owned Common Stock
John N. Seitz (1)	261,391,324	20.6%
John H. Malanga (3)	46,666,667	3.7%
Richard S. Langdon (4)	12,916,667	1.0%
Paul L. Morris (2)	14,228,038	1.1%
All Executive Officers & Directors	335,202,696	26.4%

Greater than 5% Stockholders
Delek GOM Investments LLC	294,018,459	23.2%

(1)	Includes 44,166,667 shares of common stock underlying the convertible demand note in the principal amount of $5.3 million and 17,639,101 shares underlying the convertible accrued interest in the amount of $2,116,692.

(2)	Includes 61,371 shares of common stock held by the Morris Family Limited Partnership LP, a partnership of which an entity controlled by Mr. Morris is the general partner and 2,500,000 stock options awarded in January 2017, one-half vested in January of 2017 and one-half vested in January 2018. Includes 4,500,000 stock options awarded in June 2018, one-third vested in June of 2018, one-third vested in June 2019 and one-third vested in June 2020. Includes 5,000,000 stock options awarded in January 2021, one-half vested in July of 2021, one-half vested in January 2022.
(3)	Includes 15,000,000 stock options awarded in January 2017, one-half vested in January of 2017 and one-half vested in January 2018. Includes 18,000,000 stock options awarded in June 2018, one-third vested in June of 2018, one-third vested in June 2019 and one-third vested in June 2020. Includes 11,000,000 stock options awarded in January 2021, one-half vested in July of 2021, one-half vested in January 2022.
(4)	Includes 2,500,000 stock options awarded in January 2017, one-half vested in January of 2017 and one-half vested in January 2018. Includes 4,500,000 stock options awarded in June 2018, one-third vested in June of 2018, one-third vested in June 2019 and one-third vested in June 2020. Includes 5,000,000 stock options awarded in January 2021, one-half vested in July of 2021, one-half vested in January 2022.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to the equity compensation plans available to directors, officers, certain employees and certain consultants of the Company at September 30, 2021.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding stock options(1)	Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	146,000,000	$0.0444	—19,970,000
Equity compensation plans not approved by security holders	—	—	—
Total	146,000,000		—19,970,000

(1)	This column reflects the maximum number of shares of our common stock subject to stock option awards granted as Inducement Shares or under the 2014 and 2018 Omnibus Incentive Plans vested and unvested.
(2)	This column reflects the total number of shares of our common stock remaining available for issuance under the 2014 and 2018 Omnibus Incentive Plans.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The board of directors has selected Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the current fiscal year. Pannell Kerr Forster of Texas, P.C. has served as our independent registered public accounting firm continuously since November 1, 2019. The board of directors wishes to obtain from the stockholders a ratification of the board’s action in selecting Pannell Kerr Forster of Texas, P.C. for the fiscal year ending September 30, 2022. Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. We do not anticipate a representative from Pannell Kerr Forster of Texas, P.C. to be present at the meeting.

Although not required by law or otherwise, the selection is being submitted to the stockholders for their approval as a matter of good corporate practice. In the event the selection of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the board of directors to reconsider whether or not to retain that firm as independent registered public accounting firm for the fiscal year ending September 30, 2022. Even if the selection is ratified, the board of directors in its discretion may direct the selection of a different independent accounting firm at any time during or after the year if it determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PANNELL KERR FORSTER OF TEXAS, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.

Audit Fees and Services

For the fiscal years ended September 30, 2021and 2020 professional services were performed by Pannell Kerr Forster of Texas, P.C. The aggregate fees billed by Pannell Kerr Forster of Texas, P.C. for the fiscal year ended September 30, 2021 were as follows:

September 30, 2021
Audit Fees (1)	$101,000
Audit-Related Fees (2)	67,000
Tax Fees (3)	17,000
All Other Fees	—

(1)	Audit services include fees for professional services rendered only for the audit of the Company’s annual financial statements for the fiscal year ended September 30, 2021.

(2)	Audit-related services primarily include fees for assurance and related services by our principal accountants that are reasonably related to the performance of the review of our financial statements for the quarterly periods December 31, 2020, March 31, 2021 and June 30, 2021.

(3)	Tax services include fees for assistance with tax preparation and compliance during the year ended September 30, 2021.

Audit Committee Pre-Approval Policies and Procedures

The Audit and Compliance Committee has adopted policies and procedures that will require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. The Committee pre-approved 100% of the non-audit services provided to the Company by Pannell Kerr Forster of Texas, P.C.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The board has unanimously approved an amendment to the Company’s certificate of incorporation to increase the number of shares of common stock authorized for issuance from 1,500,000,000 to 3,000,000,000. At the Annual Meeting, the stockholders will be asked to consider and vote upon this proposed amendment. The amendment as described in this Proposal 3, if approved by the Company’s stockholders, would become effective as set forth in the form of certificate of amendment to certificate of incorporation which is annexed to this proxy statement as Exhibit A, to be filed with the Delaware Secretary of State.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock and will not affect the relative voting power or equity interest of any stockholder. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares.

Reasons for Amendment to Certificate of Incorporation

Currently, the Company’s certificate of incorporation authorizes the issuance of 1,550,000,000 shares of capital stock, 1,500,000,000 of which are designated as common stock and 50,000,000 of which are designated as preferred stock. The Company has not designated or issued any preferred stock. As of the Record Date, there were 1,268,240,346 shares of common stock issued and outstanding and 288,849,968 shares of common stock underlying outstanding derivative securities. As of the Record Date, not including the shares underlying the Company’s outstanding derivate securities, we have 231,759,654 shares of common stock that are authorized to be issued and are unissued.

We do not presently have any agreements, commitments or arrangements regarding the 1,500,000,000 shares of our common stock that would be newly authorized upon the increase to our authorized capital stock as contemplated in this proposal. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights.

The Effects on the Increase in the Company’s Authorized Shares of Common Stock

The amendment will not affect the relative voting power or equity interest of any stockholder. Additional shares of common stock, however, would continue to be available for issuance from time to time in the future. The shares issued pursuant to the increase in the authorized shares, will dilute the percentage ownership interest of existing holders of our common stock and the value of the shares held by such stockholders may be diluted.

The Company’s certificate of incorporation presently authorizes 1,500,000,000 shares of common stock and 50,000,000 shares of preferred stock. The adoption of the proposal to amend the Company’s certificate of incorporation would increase the authorized number of shares common stock from 1,500,000,000 to 3,000,000,000. For illustrative purposes only, the following table shows the effect on our authorized shares of common stock if the increase in authorized shares pursuant to this proposal is effected:

	On Record Date	Assuming Approval of Amendment
Authorized Shares of Common Stock	1,500,000,000	3,000,000,000
Issued and Outstanding Shares of Common Stock*	1,268,240,346	1,268,240,346
Shares of Common Stock available for future issuance	231,759,654	1,731,759,654

* This does not include 288,849,968 shares of common stock underlying outstanding derivative securities.

As a result of the amendment, additional shares of common stock would be available from time to time in the future, for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Common stock does not have any cumulative voting, preemptive, subscription or conversion rights

The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction. However, the increase in authorized capital stock has not been authorized in response to any effort of which the Company is aware to accumulate shares of our capital stock to obtain control of the Company. The board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

Our certificate of incorporation and bylaws currently include certain other provisions that may have an anti-takeover effect, including the board of directors’ right to issue preferred stock without obtaining additional approval of our stockholders. Other than Proposal 3, the Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company. Additionally, the Company has no current plans to use the newly authorized shares of common stock in connection with any merger, consolidation, or other business combination transaction.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZE SHARES OF COMMON STOCK.

PROPOSAL 4 – REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK

IN A RATIO OF BETWEEN ONE-FOR-TWO AND ONE-FOR-200

The board of directors has approved, subject to approval by our stockholders, effecting a reverse stock split of all of our outstanding common stock at a ratio of between one-for-two and one-for-200 (the “Exchange Ratio”), with our board having the sole discretion as to whether or not the reverse split is to be effected, and with the exact Exchange Ratio of any reverse split to be set at a whole number within the above range as determined by our board in its sole discretion (the “Reverse Stock Split”). Our board will have sole discretion to elect, at any time before the earlier of (a) September 30, 2023, and (b) the date of our next annual meeting of stockholders, as it determines to be in our best interest, whether or not to effect the Reverse Stock Split, and, if so, at what Exchange Ratio.

The determination as to whether to effect the Reverse Stock Split, and which Exchange Ratio will apply, will be based upon those market or business factors deemed relevant by the board of directors at that time, including, but not limited to:

●	listing standards under any national securities exchange to which we are subject, if any;
●	existing and expected marketability and liquidity of our common stock;
●	prevailing stock market conditions;
●	the historical trading price and trading volume of our common stock;
●	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;
●	the anticipated impact of the reverse split on our ability to raise additional financing;
●	business developments affecting us;

●	our actual or forecasted results of operations; and
●	the likely effect on the market price of our common stock.

If our board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. The form of the proposed amendment to our certificate of incorporation to affect the Reverse Stock Split is attached to this proxy statement as Exhibit B (the “Amendment”). The Amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth above, but will not have any effect on the number of shares of common stock or preferred stock then authorized, the ability of our board of directors to designate preferred stock, the par value of our common or preferred stock, or any series of preferred stock previously authorized (except to the extent such Reverse Stock Split adjusts the conversion ratio of such preferred stock, provided that no shares of our preferred stock are currently outstanding). The form of Amendment attached hereto shall be subject to technical, administrative or similar changes and modifications as determined in the discretion of our officers, to the extent required to comply with Delaware law or affect the timing of the Reverse Stock Split, to the extent such changes and modifications do not individually or in the aggregate, adversely affect the rights of our stockholders.

Purpose of the Reverse Stock Split

We believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our board of directors is hopeful that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board Discretion to Implement the Reverse Stock Split

The Reverse Stock Split will be affected, if at all, only upon a determination by the board of directors that the Reverse Stock Split is in the best interests of the company and our stockholders. The board of directors’ determination as to whether the Reverse Stock Split will be effected and, if so, at which Exchange Ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing stock market conditions, business developments affecting us, actual or forecasted results of operations and the likely effect on the market price of our common stock. If the board does not act to implement the Reverse Stock Split prior to the earlier of (a) September 30, 2023; and (b) the date of our next annual meeting of stockholders, the authorization for the Reverse Stock Split will be deemed withdrawn.

Effect of the Reverse Stock Split

If implemented by the board of directors, as of the effective time of the Amendment, each issued and outstanding share of our common stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our common stock, depending upon the Exchange Ratio selected by the board of directors, which could range between one-for-two and one-for-200, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share on a per stockholder basis.

Except to the extent that the Reverse Stock Split would result in any stockholder receiving an additional whole share of common stock in connection with the rounding of fractional shares or any dilution to other stockholder in connection therewith, as described below, the Reverse Stock Split will not:

●	affect any stockholder’s percentage ownership interest in us;
●	affect any stockholder’s proportionate voting power;
●	substantially affect the voting rights or other privileges of any stockholder; or
●	alter the relative rights of stockholders, warrant holders or holders of equity compensation plan awards and options.

Depending upon the Exchange Ratio selected by the board of directors, the principal effects of the Reverse Stock Split are:

●	the number of shares of common stock issued and outstanding will be reduced by a factor ranging between two and 200; and

●	the per share exercise price will be increased by a factor between two and 200, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding options, warrants and other convertible or exercisable equity instruments entitling the holders to purchase shares of our common stock.

The following table contains approximate information relating to our common stock, our outstanding warrants and the amount outstanding under the Plan, under various exchange ratio options:*

	Pre-Reverse Split	1 for 2	1 for 100	1 for 200
Authorized Common Stock	3,000,000,000	3,000,000,000	3,000,000,000	3,000,000,000
Outstanding Common Stock	1,268,240,346	634,120,173	12,682,403	6,341,202
Reserved for issuance in connection with the exercise and conversion of outstanding derivative securities	288,849,968	144,424,984	2,888,500	1,444,250
Total Outstanding and Reserved Shares	1,557,090,314	778,545,157	15,570,903	7,785,452
Shares available for future issuance	1,442,909,686	2,221,454,843	2,984,429,097	2,992,214,548

* Assumes the increase in the authorized common stock from 1,500,000,000 to 3,000,000,000 (Proposal 3) is approved by stockholders and effected. Does not take into account the rounding of fractional shares described below under “Fractional Shares.”

If the Reverse Stock Split is implemented, the Amendment will not reduce the number of shares of our common stock or preferred stock authorized under our certificate of incorporation, as amended, the right of our board of directors to designate preferred stock, the par value of our common or preferred stock, or otherwise effect our designated series of preferred stock (of which no shares are outstanding).

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements thereof. We presently do not have any intent to seek any change in our status as a reporting company under the Exchange Act either before or after the Reverse Stock Split, if implemented, and the Reverse Stock Split, if implemented, will not result in a going private transaction.

Additionally, as of the date of this proxy statement, we do not have any current plans, agreements, or understandings with respect to the authorized shares that will become available for issuance after the Reverse Stock Split has been implemented.

Fractional Shares

Stockholders will not receive fractional shares in connection with the Reverse Stock Split. Instead, stockholders otherwise entitled to fractional shares will receive an additional whole share of our common stock. For example, if the board of directors’ effects a one-for-five split, and you held four shares of our common stock immediately prior to the effective date of the Amendment, you would hold one share of our common stock following the Reverse Stock Split.

Effective Time and Implementation of the Reverse Stock Split

The effective time for the Reverse Stock Split will be the date on which we file the Amendment with the office of the Secretary of State of the State of Delaware or such later date and time as specified in the Amendment, provided that the effective date must occur prior to the earlier of (a) September 30, 2023; and (b) the date of our next annual meeting of stockholders.

Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time, a letter of transmittal will be sent to our stockholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-Reverse Stock Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Stock Split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL THE REVERSE SPLIT IS EFFECTIVE, IF AT ALL.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock ($0.001 per share). However, at the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Exchange Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss would be expected to be proportionally higher because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Under Delaware Law, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

●	The price per share of our common stock after the Reverse Stock Split may not reflect the Exchange Ratio implemented by the board of directors and the price per share following the effective time of the Reverse Stock Split may not be maintained for any period of time following the Reverse Stock Split. Accordingly, the total market capitalization of our common stock following a Reverse Stock Split may be lower than before the Reverse Stock Split.

●	Effecting the Reverse Stock Split may not attract institutional or other potential investors, or result in a sustained market price that is high enough to overcome the investor policies and practices, and other issues relating to investing in lower priced stock described in “Purpose of the Reverse Stock Split” above.

●	The trading liquidity of our common stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

●	If a Reverse Stock Split is implemented by the board of directors, some stockholders may consequently own less than 100 shares of our common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they should then determine to sell their shares of our common stock.

●	A stockholder who receives a “round up” from a fractional share to a whole share, as discussed above, may have a tax event based on the value of the “rounded up” share. We believe such tax event will be minimal or insignificant for most stockholders.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for our combination with another company). However, the Reverse Stock Split was not approved in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board and stockholders.

Federal Income Tax Consequences of the Reverse Stock Split

A summary of the federal income tax consequences of the Reverse Stock Split to individual stockholders is set forth below. It is based upon present federal income tax law, which is subject to change, possibly with retroactive effect. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the Reverse Stock Split. In addition, we have not requested and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the Reverse Stock Split on them under applicable federal, state, local and foreign income tax laws.

●	We believe that the Reverse Stock Split will be a tax-free recapitalization for federal income tax purposes. Accordingly, a stockholder will generally not recognize any gain or loss as a result of the receipt of the post-reverse split common stock pursuant to the Reverse Stock Split. However, a stockholder who receives a “round up” from a fractional share to a whole share may have a tax event based on the value of the “rounded up” share provided to the stockholder. We believe such tax event will be minimal or insignificant for most stockholders.

●	The shares of post-reverse split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of pre-reverse split common stock held by that stockholder immediately prior to the Reverse Stock Split.

●	A stockholder’s holding period for the post-reverse split common stock will include the holding period of the pre-reverse split common stock exchanged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO authorize our board of directors, without further stockholder approval, to effect a reverse stock split.

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO eliminate reference to the classification of the board of directors into classes with staggered terms

At our annual meeting of stockholders held on May 29, 2014, stockholders approved an amendment to our certificate of incorporation to provide for the classification of the board of directors into three classes with staggered terms. This amendment was adopted and became effective on May 29, 2014 when we filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The implementation of this amendment was to commence with the 2015 annual meeting of stockholders. We did not hold a subsequent annual meeting of stockholders until 2018, however, and the staggered board classifications were never implemented. Accordingly, the board of directors deems it in the best interest of stockholders to eliminate reference to the classification of the board of directors into classes with staggered terms, as reflected in the form of certificate of amendment to certificate of incorporation which is annexed to this proxy statement as Exhibit C.

Although the Company still believes that implementing a staggered board can provide important benefits to the Company and its stockholders, such as discouraging third parties from attempting certain types of takeover and change of control transactions, and providing continuity and stability of the Company’s business strategies and management of the Company’s business because a majority of the board of directors at any given time will have prior experience as directors of the Company, at this time, the board of directors believes that implementing a staggered board might be counterproductive given the size of the company and the board—there are presently only three members. Further, the Company is not aware of any present third-party plans to takeover or gain control of the Company, and such an action seems unlikely in the near future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE REFERENCE TO THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO CLASSES WITH STAGGERED TERMS.

PROPOSAL 6 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC’s proxy rules provide that not less than once every three years, all companies subject to the Securities Exchange Act of 1934 (the “Exchange Act”) must include a separate resolution subject to stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in the proxy statement. This vote, commonly known as a “say-on-pay” vote, gives a company’s stockholders the opportunity to endorse or not endorse the company’s executive pay program and policies. We are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to GulfSlope Energy, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S–K, including the Compensation Discussion, compensation tables and narrative discussion, is hereby APPROVED.”

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or our board of directors and may not be construed as overruling a decision by the board, creating or implying any change to the fiduciary duties of the board or any additional fiduciary duty by the board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

This Annual Meeting will be the first stockholders meeting where we include a say-on-pay vote.

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 7 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF VOTES ON

EXECUTIVE COMPENSATION

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote about how often we should present stockholders with the opportunity to vote on compensation awarded to our named executive officers. You may elect to have the say-on-pay vote held every year, every two years, or every three years, or you may abstain.

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or the board of directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

The board of directors recommends that say-on-pay votes be held once every three years, but stockholders are not voting to approve or disapprove of that recommendation. We believe that a three-year voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. We also believe that a three-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote.

This Annual Meeting is the first stockholder meeting where we have included a vote on the frequency of say-on-pay votes. The next stockholder advisory vote on the frequency of say-on-pay votes will occur at our Annual Meeting held in 2028.

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding upon our board of directors. The board of directors will, however, consider the outcome of the stockholder vote, along with other relevant factors, in determining the voting frequency.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

INTERESTS OF CERTAIN PERSONS IN OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our executive officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any of the proposals set forth herein, other than elections to office.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The board of directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PROPOSALS FOR NEXT ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2023 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), stockholders that intend to present a proposal at our 2023 annual meeting must give us written notice of the proposal not later than [•] [•], 2023 for the proposal to be considered for inclusion in our proxy materials for that meeting. Our timely receipt of a proposal by a qualified stockholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2023 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our bylaws.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: 1000 Main Street, Suite 2300, Houston, Texas 77002, (281) 918-4100. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Where you can Find Additional Information

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-0213. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. We maintain a website at https://www.gulfslope.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to the SEC.

By Order of the Board of Directors,

John N. Seitz
Dated: August [•], 2022	Chief Executive Officer and Chairman of the Board

Exhibit A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GULFSLOPE ENERGY, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of GulfSlope Energy, Inc., resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation, as amended, of said corporation (the “Certificate of Incorporation”), subject to the approval for such amendment, by the stockholders of the corporation.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by amending and restating the first paragraph of the article named “ARTICLE 4” as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 3,050,000,000, consisting of 3,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

I, the undersigned, as the Chief Executive Officer of the Corporation, have signed this Certificate of Amendment to Certificate of Incorporation on [ ].

John N. Seitz
Chief Executive Officer

A-1

Exhibit B

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GULFSLOPE ENERGY, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of GulfSlope Energy, Inc., resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation, as amended, of said corporation (the “Certificate of Incorporation”), subject to the approval for such amendment, by the stockholders of the corporation.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding the below paragraph to the end of the article named “ARTICLE 4” as follows:

“Reverse Stock Split of Outstanding Common Stock

Effective as of the effective date of such Amendment as set forth below (the “Effective Time”), every [2 to 200, depending on the final ratio approved by the Board of Directors] shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time, or held in treasury prior to the Effective Time (collectively the “Old Capital Stock”), shall be automatically reclassified and combined into 1 share of Common Stock (the “Reverse Stock Split”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Capital Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares as equals the quotient obtained by dividing the number of shares of Old Capital Stock represented by such certificate immediately prior to the Effective Time by [2 to 200, depending on the final ratio approved by the Board of Directors], subject to any adjustments for fractional shares as set forth below; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of capital stock to which such person is entitled under the foregoing reclassification. No fractional shares of capital stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional share of capital stock to which a stockholder would otherwise be entitled, the Corporation shall issue that number of shares of capital stock as rounded up to the nearest whole share. The Reverse Stock Split shall have no effect on the number of authorized shares of capital stock, previously designated series of preferred stock or the par value thereof as set forth above in the preceding paragraphs.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment shall be effective for all purposes as of [____________].

I, the undersigned, as the Chief Executive Officer of the Corporation, have signed this Certificate of Amendment to Certificate of Incorporation on [ ].

John N. Seitz
Chief Executive Officer

B-1

Exhibit C

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GULFSLOPE ENERGY, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of GulfSlope Energy, Inc., resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation, as amended, of said corporation (the “Certificate of Incorporation”), subject to the approval for such amendment, by the stockholders of the corporation.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by amending and restating the article named “ARTICLE 6” as follows:

“ARTICLE 6

The affairs of the Corporation shall be governed by a Board of Directors. The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

I, the undersigned, as the Chief Executive Officer of the Corporation, have signed this Certificate of Amendment to Certificate of Incorporation on [ ].

John N. Seitz
Chief Executive Officer

C-1

PROXY

GULFSLOPE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 30, 2022

The undersigned hereby appoints John N. Seitz and John H. Malanga, and each of them as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of GulfSlope Energy, Inc. (the “Company”) held of record by the undersigned on August 12, 2022, at the Annual Meeting of Stockholders to be held on September 30, 2022, at 10:00 a.m. (Central Time) at 1000 Main Street, Suite 2300, Houston, Texas 77002, and at any adjournments thereof. Any and all other proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, for the amendment to our certificate of incorporation IN NUMBER 3, for the authorization to effect a reverse stock split IN NUMBER 4, for the amendment to our certificate of incorporation IN NUMBER 5, for the non-binding resolution in NUMBER 6, FOR THE THREE YEAR OPTION IN NUMBER 7, and FOR THE APPROVAL IN NUMBER 8.

1. ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE’S NAME IN THE LIST BELOW.)

☐	FOR all nominees listed	☐	WITHHOLD authority to
	below except as marked		vote for all nominees
	to the contrary.		below.

John N. Seitz

Paul L. Morris

Richard S. Langdon

2. PROPOSAL TO RATIFY THE SELECTION OF Pannell Kerr Forster of Texas, P.C. AS THE COMPANY’S independent registered public accounting firm FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.

☐           FOR ☐ AGAINST ☐ ABSTAIN

3. PROPOSAL TO approve the filing of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 1,500,000,000 to 3,000,000,000.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

4. PROPOSAL TO authorize the board of directors, without further stockholder approval, to effect a reverse stock split of all the Company’s outstanding common stock, by the filing of a certificate of amendment to the certificate of incorporation, in a ratio of between one-for-two and one-for-200, with the board of directors having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the board of directors in its sole discretion, at any time before the earlier of (a) SEPTEMBER 30, 2023; and (b) the date of our next annual meeting of stockholders.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

5. PROPOSAL TO approve the filing of an amendment to the COMPANY’s certificate of incorporation to ELIMINATE REFERENCE TO THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO CLASSES WITH STAGGERED TERMS.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

6. PROPOSAL TO approve a non-binding advisory resolution on executive compensation.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

7. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, WHETHER THE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION SHOULD OCCUR EVERY ONE, TWO, OR THREE YEARS.

☐ THREE YEARS           ☐ TWO YEARS            ☐ ONE YEAR           ☐ ABSTAIN

8. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ FOR            ☐ AGAINST           ☐ ABSTAIN

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a partnership, please sign in partnership name by authorized person. If a corporation or other business entity, please sign in full corporate name by President or other authorized officer.

NUMBER OF	SIGNATURE:
SHARES OWNED	PRINTED NAME:
DATE:

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held September 30, 2022.

The proxy statement, form of proxy card and annual report are available at: www.gulfslope.com